EXHIBIT 10.5

STOCK PURCHASE AND ASSET SALE AGREEMENT

This  Agreement  is made this 4th day of November,  1998 between  Inter-American
Telecommunications   Corporation   ("Buyer")  and  Combined   Telecommunications
Consultancy, Ltd. ("Seller").

RECITALS

The Buyer was organized for the purpose of consolidating the operations of certain enterprises engaged in the commerce and transmission of domestic and international long distance telephone and related services. The Seller is engaged in consulting services and the marketing and sale of long distance telephone service products. The Buyer will be engaged in the direct and multilevel agency marketing and sale of long distance service and products as well as switching and transport of voice, fax and data telephone and Internet traffic and related services.

In order to promote and bring about greater synergies of effort and economies of scale, the Buyer has agreed to purchase and the Seller has agreed to sell all of the assets described herein.

1.       PARTIES:

1.1 Inter-American Telecommunications Holding Corporation, the Buyer, also referred to as "ITHC," a Delaware corporation with 10,000 common shares of authorized capital stock with no par value.

1.2 Combined Telecommunications Consultancy, Ltd., the Seller also referred to as "CTC," a Delaware corporation.

1.3  ITHC and CTC are hereinafter collectively referred to as the "Parties."

2.       CONSIDERATION:

2.1 The Seller has agreed to sell, transfer and exchange all of the herein described assets owned by it to the Buyer and the Buyer has agreed to purchase those assets for and in consideration of:

     a.   One Thousand (1,000) shares of the Buyer's common stock, and

     b.   Payment of $800,000 cash, and

     c. A contract of employment in favor of Peter Tilyou as Managing Director of the Business Systems Division of ITHC for a period of 3 years with an annual base salary of $120,000, and

     d. Provision of $400,000 of working capital, over and above the current level of operating costs to cover business expansion and staffing requirements for the CTC Business Systems Division over a 3 year period.

3.       ASSETS SELLER WILL DELIVER AT TIME OF CLOSING:

3.1 An electronically archived customer data base consisting of 41,415 long distance dial-around subscriber accounts.

4.       SELLER'S REPRESENTATIONS AND WARRANTIES:

4.1 Seller warrants that pursuant to its articles of incorporation and by-laws it has the legal right to enter into the present Agreement. Seller also warrants that it has the required corporate authority to enter into and conclude this transaction as evidenced by the attached corporate resolution.

4.2 That the transaction provided for in this Agreement is not prohibited or affected by indentures, mortgages, loans, credit arrangements, or other agreements.

4.3  Seller warrants it has good title to the above listed assets.

4.4 Seller warrants that affecting it there is no litigation pending, outstanding, or adverse actions known. 4.5 Seller warrants it holds all permits, licenses, approvals required by law for the conduct of its business.

5.       BUYER WILL DELIVER AT TIME OF CLOSING:

5.1  The shares of stock provided for in paragraph 2.1(a),

5.2 A promissory note made by the Buyer in favor of the Seller in the amount of $800,000 as provided for in paragraph 2.1(b), and 5.3 Delivery of an executed contract of employment provided for in paragraph 2.1(c).

6.       TERMS OF DEFAULT BY BUYER OR SELLER:

6.1 Failure of any party to the Agreement insisting upon strict performance of the provisions hereof shall not be construed as waiving their rights under it.

6.2 Default by either party in their performance of the provisions of the Agreement constitutes legal basis for the rescission or termination by the other party.

6.3 Either party shall have 30 days from date of notification of such default to cure or remedy the default.

7.       BUYER'S REPRESENTATIONS AND WARRANTIES:

7.1 The execution, delivery, and performance of this Agreement has been authorized properly and is a valid and legally binding obligation of the Buyer.

7.2 There are no actions, suits or proceedings that have been instituted or threatened by a court or government agency or body that casts doubt on the Buyer's ability to conclude this Agreement, or its legality or validity.

8.       OBLIGATIONS OF THE SELLER AND THE BUYER:

8.1 Both Seller and Buyer declare that all applicable laws and regulations that may affect the execution and fulfillment of this Agreement have been complied with.

8.2 Seller shall be responsible for the full and orderly transfer and delivery to the Buyer of the assets listed in paragraph 3.1.

8.3  Buyer shall carry out the completion of this Agreement in all respects.

9.       INDEMNIFICATION:

9.1 Seller shall indemnify Buyer against losses or costs arising out of (1) liabilities that were not contemplated or disclosed, but that should have been, (2) misrepresentations, or (3) breaches of warranties.

9.2 No adjustments or indemnification to purchase price shall, however, be made that will affect the integrity of the number of Buyer's shares issued and transferred to Seller.

10.      CLOSING:

10.1 Closing of this transaction shall take place concurrent with execution of this Agreement by the Parties.

11.      MISCELLANEOUS:

11.1 This Agreement shall be binding upon the legal successors and assignees of the parties.

11.  2 Notices to the parties shall be communicated as follows:

           Seller:            Peter Tilyou, CTC
                              2608 Second Avenue, Suite 108
                              Seattle, WA 98121
           Buyer:             Richard Belin, ITHC
                              2608 Second Avenue, Suite l08
                              Seattle, WA 98121

11.3 This Agreement and attached exhibits are complete and represent the entire agreement between the parties, and supersede other prior agreements and understandings.

11.4 This Agreement is subject to the laws and jurisdiction of the courts of the State of Delaware.

12. EXHIBITS:

12.1 Seller's Corporate Resolution

12.2 Buyer's Promissory Note 12.3 Peter Tilyou's Employment Contract 12.4 Buyer's Corporate Resolution 12.5 Annex A, List of Assets

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year set forth above.

Inter-American Telecommunications Holding Corporation


By:/s/Richard E. Belin
   ------------------------------------
   Richard E. Belin, Authorized Officer


Combined Telecommunications Consultancy, Ltd.


By:/s/Peter Tilyou
   --------------------------------
   Peter Tilyou, Authorized Officer



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PROMISSORY NOTE

         November 4, 1999                                     $800,000


         On or before one year from the date hereof, without grace, we promise to pay to the order of Combined Telecommunications Consultancy, Ltd.
         (DE), at its offices in Seattle, Washington, the sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000) together with interest at the rate of 8% per annum until paid. We waive demand and presentment. In case suit is instituted to effect collection we agree to pay reasonable attorneys fees, which shall not in any circumstance exceed 15% of the face value hereof.

         Inter-American Telecommunications Holding Corporation (DE)

         By:
            ------------------------------------
            Richard E. Belin, Authorized Officer




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